Exhibit 10.3

FOURTH AMENDMENT TO THE

SJW GROUP EXECUTIVE SEVERANCE PLAN

(As Amended and Restated January 1, 2010 and As Further Amended

October 26, 2010, November 15, 2016, July 26, 2017 and November 6, 2017)

WHEREAS, SJW Group (the “Company”) maintains the SJW Group Executive Severance Plan (the “Plan”);

WHEREAS, the Company is party to a merger agreement pursuant to which it will acquire Connecticut Water Service, Inc. and Connecticut Water Service, Inc. will become a subsidiary of SJW Group (the “Merger”); and

WHEREAS, the Company wishes to amend the Plan to exclude from eligibility any individual who (a) is employed by Connecticut Water Service, Inc. or any of its subsidiaries, (b) has an employment agreement with Connecticut Water Service, Inc. or (c) is eligible to participate under the Change in Control Severance Plan established on December 8, 2017 for certain eligible employees of Connecticut Water Service, Inc., Connecticut Water Company, Maine Water Company, and their affiliates;

NOW, THEREFORE, the Plan is hereby amended as follows effective as of the closing of the Merger:

1.    Section 1(j) is amended by adding the following new sentence immediately before the last sentence thereof:

Notwithstanding the foregoing, “Officer” shall not include an individual who (a) is employed by Connecticut Water Service, Inc. or any of its subsidiaries, (b) has an employment agreement with Connecticut Water Service, Inc. or (c) is eligible to participate under the Change in Control Severance Plan established on December 8, 2017 for certain eligible employees of Connecticut Water Service, Inc., Connecticut Water Company, Maine Water Company, and their affiliates.

2.    Except as expressly modified by this Fourth Amendment, all the terms and provisions of the Plan shall continue to remain in full force and effect.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed on this 9th day of October, 2019.

SJW GROUP

By:	/s/ Eric W. Thornburg
Eric W. Thornburg, President, Chief Executive Officer and Chairman of the Board of Directors